EXHIBIT 21.1
LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization
Resources Connection LLC	Delaware
Names under which Resources
Connection LLC does business:
Resources Global Professionals
Resources Connection LLC
Re:sources Connection LLC
RCTC LLC
RCTC
Resources Connection LLC of Delaware
Resources Connection LLC DBA RCTC
Resources Connection LLC, a limited liability company of Delaware

RC Management Group, LLC	Delaware

RCG, LP	Texas

RECN of Texas, LP	Texas
Names under which RECN of Texas LP does business:

Resources Global Professionals LP

Resources Audit Solutions, LLC	Delaware

RC Holdings I, LLC	Delaware

RC Holdings II, LLC	Delaware

RGP Property LLC	Delaware

Resources Connection Australia Pty Ltd.	Australia
Names under which Resources Connection Australia Pty Ltd. does business:

Resources Global Professionals
Resources Global Professionals (Belgium) NV	Belgium

Resources Global Professionals, Inc. (Canada)	Canada

Resources Global Enterprise Consulting (Beijing) Co., Ltd.	People’s Republic of China

Resources Global Enterprise Consulting (Beijing) Co., Ltd. Shanghai Branch Company
People’s Republic of China
Resources Global Professionals (HK) Limited	Hong Kong, People’s Republic of China

Resources Global Professionals (Denmark) AS	Denmark

Resources Global Professionals (France) SAS	France

Resources Global Professionals (Germany) GmbH	Germany

Name of Subsidiary	Jurisdiction of Organization
Resources Global Professionals (India) Private Ltd.	India

Resources Global Professionals (Ireland)	Ireland

Resources Global Professionals (Italy) SRL	Italy

Resources Global Professionals Japan K.K.	Japan

Resources Global Professionals (Luxembourg) SA	Luxembourg

Resources Management Mexico S de RL de CV	Mexico

Resources Connection Mexico S de RL de CV	Mexico

Domenica B.V.	Netherlands

Domenica Holding B.V.	Netherlands

Limbus consulting B.V.	Netherlands

Limbus Holding B.V.	Netherlands

Limbus interim management B.V.	Netherlands

Resources Global Professionals (Europe) BV	Netherlands

Resources Global Professionals Holdings BV	Netherlands

Resources Management & Finance b.v.	Netherlands

Resources Projects b.v.	Netherlands

Resources Global Professionals (Norway) AS	Norway

Resources Global Professionals (Singapore) Pte. Ltd.	Singapore

Kompetensslussen X-tern Personalfunktion AB	Sweden

Resources Global Professionals Sweden AB	Sweden

Resources Connection Taiwan Ltd.	Taiwan

Compliance Consultants Services Ltd	United Kingdom
Compliance.co.uk Ltd	United Kingdom
Financial Services Training Ltd	United Kingdom
Resources Compliance (UK) Ltd	United Kingdom
Resources Connection (UK) Ltd.	United Kingdom (England and Wales)
Names under which Resources Connection (UK) Ltd. does business:
Resources Global Professionals (UK)